CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to Registration Statement No. 333-180490 on Form S-4 of our report dated August 15, 2011 (May 10, 2012 as to Notes 2 and 15) relating to the consolidated financial statements of SRA International, Inc. for each of the three years ended June 30, 2011, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

McLean, Virginia

May 10, 2012